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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Westbury Metals Group, Inc. on Form S-1 of our report dated September 27, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated September 27, 1999 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

DELOITTE & TOUCHE LLP
Jericho, New York
April 6, 2000